Variable Insurance Funds
                                3435 Stelzer Road
                            Columbus, Ohio 43219-3035


                   Variable Contract Owner Servicing Agreement


[Name]
[Address]
[City, State and Zip Code]

Ladies and Gentlemen:

     Variable Insurance Funds (the "Trust") is an open-end management investment company organized as a Massachusetts business trust and registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940 (the "1940 Act"). On behalf of Variable Contract Owners with contract value allocated to each of the investment portfolios of the Trust identified in Schedule A hereto (individually, a "Fund" and collectively, the "Funds"), the Trustees of the Trust have adopted a Variable Contract Owner Servicing Plan (the "Plan") which, among other things, authorizes the Trust to enter into this Agreement with _________________ (the "Participating Organization"), concerning the provision of support services to the Participating Organization's customers ("Customers") who may from time to time be Variable Contract Owners. The terms and conditions of this Agreement are as follows:


1.       REFERENCE TO PROSPECTUS; DETERMINATION OF NET ASSET VALUE.

1.1 Reference is made to the prospectus for the Shares of each Fund (individually, a "Prospectus" and collectively, the "Prospectuses") as from time to time are effective under the Securities Act of 1933 (the "1933 Act"). Terms defined therein and not otherwise defined herein are used herein with the meaning so defined.

1.2 For purposes of determining the fees payable to the Participating Organization under Section 3, the average daily net asset value of a Fund's Shares will be computed in the manner specified in the Trust's registration statement (as the same is in effect from time to time) in connection with the computation of the net asset value of such Fund's Shares for purposes of purchases and redemptions.

2.        SERVICES AS PARTICIPATING ORGANIZATION.

2.1 The Participating Organization is hereby authorized and may from time to time undertake to perform the following support services to Customers in connection with investments in the Shares of a Fund: (i) providing Customers with a service that directly or indirectly invests



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          the assets of their  accounts in a Fund's Shares  pursuant to specific or pre-authorized instructions; (ii) processing dividend payments from
          the  Trust  on  behalf  of  Customers;   (iii)  providing  information
          periodically to Customers showing variable contract value or their positions in a Fund's Shares; (iv) arranging for bank wire transfers of funds to or from a Customer's account; (v) responding to inquiries from Customers relating to the services performed by the Participating Organization under this Agreement; (vi) providing subaccounting with respect to a Fund's Shares beneficially owned by Customers or the information to the Trust necessary for subaccounting; (vii) if required by law, forwarding communications from the Trust (such as
          proxies,   Shareholder  reports,   annual  and  semi-annual  financial
          statements, and dividend, distribution, and tax notices) to Customers;
          (viii)  rendering   ongoing  advice   respecting  the  suitability  of
          particular investment opportunities offered by the Trust in light of the Customer's needs; and (ix) providing such other similar services as may be reasonably requested to the extent the Participating Organization is permitted to do so under applicable statutes, rules, or regulations.

2.2 The Participating Organization will provide such office space and equipment, telephone facilities, and personnel (which may be any part of the space, equipment, and facilities currently used in the Participating Organization's business, or any personnel employed by the Participating Organization) as may be reasonably necessary or beneficial in order to provide such support services.


2.3 All orders for a Fund's Shares are subject to acceptance or rejection by the Trust in its sole discretion, and the Trust may, in its discretion and without notice, suspend or withdraw the sale of a Fund's Shares.

2.4 In no transaction shall the Participating Organization act as dealer for its own account; the Participating Organization shall act solely for, upon the specific or pre-authorized instructions of, and for the account of, its Customers. For all purposes of this Agreement, the
          Participating Organization will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust or BISYS Fund Services (the "Distributor"), the underwriter of the Trust's Shares, in any matter or in any respect. No person is authorized to make any representations concerning the Distributor, the Trust, or a Fund's Shares except those representations contained in the Fund's then-current Prospectus and the Trust's Statement of Additional Information and in such printed information as the Distributor or the Trust may subsequently prepare.

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2.5       The  Participating  Organization and its employees will, upon request, be available during normal business hours to consult with the Distributor or its designees concerning the performance of the Participating Organization's responsibilities under this Agreement. Any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to Section 3 of this Agreement will provide to the Distributor and the Trust's Board of Trustees, and the Trust's Trustees will review at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

          In addition, the Participating Organization will furnish to the Distributor, the Trust or their designees such information as the
          Distributor, the Trust or their designees may reasonably request (including, without limitation, periodic certifications confirming the rendering of support services described herein), and will otherwise cooperate with the Distributor, the Trust and their designees (including, without limitation, any auditors designated by the Trust), in the preparation of reports to the Trust's Board of Trustees concerning this Agreement and the monies paid or payable by the Trust pursuant hereto, as well as any other reports or filings that may be required by law.

3.        FEES.

3.1 In consideration of the services and facilities provided by the Participating Organization hereunder, the Trust will pay to the Participating Organization a fee calculated at the applicable annual rate set forth on Schedule A hereto with respect to the average daily net asset value of each Fund's Shares which are attributable to Customers, which fee will be computed daily and paid monthly. The fee will not be paid to the Participating Organization with respect to (i) Shares of a Fund that are redeemed or repurchased by the Trust or the Distributor within seven business days of receipt of confirmation of such sale, or (ii) a Customer if the amount of such fee on an annual basis with respect to such Customer shall be less than $1.00.

3.2 The fee rate with respect to any Fund or Funds stated on Schedule A hereto may be prospectively increased or decreased by the Trust, in its sole discretion, at any time upon notice to the Participating Organization.

4.        REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

4.1 By written acceptance of this Agreement, the Participating Organization represents, warrants, and agrees that: (i) the Participating Organization will provide to Customers a schedule of the services it will perform pursuant to this Agreement and a schedule of

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          any fees that the  Participating  Organization  may charge directly to
          Customers for services it performs in connection with investments in the Trust on the Customer's behalf; and (ii) any and all compensation payable to the Participating Organization by Customers in connection with the investment of their assets in the Trust will be disclosed by the Participating Organization to Customers and will be authorized by Customers and will not result in an excessive fee to the Participating Organization.

4.2 The Participating Organization agrees to comply with all requirements applicable to it by reason of all applicable laws, including state insurance laws and regulations, federal and state securities laws, the Rules and Regulations of the SEC and the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD"), including, without limitation, all applicable requirements of the 1933 Act, the Securities Exchange Act of 1934, the 1940 Act, and the provisions of Rule 2830 of the Conduct Rules. The Distributor has furnished the Participating Organization with a list of the states or other jurisdictions in which the Distributor believes the Shares of the Fund have been registered for sale or are otherwise qualified for sale, and the Participating Organization agrees that it will not engage in any transaction on behalf of a Customer's account resulting in the purchase of a Fund's Shares in any jurisdiction in which such Shares are not registered or otherwise qualified for sale. The Participating Organization further agrees that it will maintain all records required by applicable law or otherwise reasonably requested by the Trust or the Distributor relating to the services provided by it pursuant to the terms of this Agreement.

4.3 The Participating Organization agrees that under no circumstances shall the Trust or the Distributor be liable to the Participating Organization or any other person under this Agreement as a result of any action by the SEC or the NASD affecting the operation or continuation of the Plan.

5.        EXCULPATION; INDEMNIFICATION.

5.1 The Trust shall not be liable to the Participating Organization and the Participating Organization shall not be liable to the Trust except for acts or failures to act which constitute lack of good faith or gross negligence and for obligations expressly assumed by either party hereunder. Nothing contained in this Agreement is intended to operate as a waiver by the Trust or by the Participating Organization of compliance with any applicable federal or state law, rule, or regulation and the rules and regulations promulgated by the NASD.


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5.2       The  Participating  Organization  will indemnify the Trust and hold it harmless from any claims or assertions relating to the lawfulness of the Participating Organization's participation in this Agreement and the transactions contemplated hereby or relating to any activities of any persons or entities affiliated with the Participating Organization performed in connection with the discharge of its responsibilities under this Agreement. If any such claims are asserted, the Trust shall have the right to manage its own defense, including the selection and engagement of legal counsel of its choosing, and all costs of such defense shall be borne by the Participating Organization.

6.        EFFECTIVE DATE; TERMINATION.

6.1 This Agreement will become effective with respect to each Fund on the date a fully executed copy of this Agreement is received by the Trust or its designee. Unless sooner terminated with respect to any Fund, this Agreement will continue with respect to a Fund until ________, 1998 and thereafter will continue automatically for successive annual periods ending on _______, provided such continuance is specifically approved at least annually by the vote of a majority of the members of the Board of Trustees of the Trust who are not "interested persons" (as such term is defined in the 1940 Act) of the Trust and who have no direct or indirect financial interest in the Plan relating to such Fund or any agreement relating to such Plan, including this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

6.2 This Agreement will automatically terminate with respect to a Fund in the event of its assignment (as such term is defined in the 1940 Act). This Agreement may be terminated with respect to any Fund by the Trust or by the Participating Organization, without penalty, upon sixty days' prior written notice to the other party. This Agreement may also be terminated with respect to any Fund at any time without penalty by the vote of a majority of the members of the Board of Trustees of the Trust who are not "interested persons" (as such term is defined in the 1940 Act) of the Trust and who have no direct or indirect financial interest in the Plan relating to such Fund or any agreement relating to such Plan, including this Agreement, on sixty days' written notice.

7.        GENERAL.

7.1 All notices and other communications to either the Participating Organization or the Trust will be duly given if mailed, telegraphed or telecopied to the appropriate address set forth on page 1 hereof, or at such other address as either party may provide in writing to the other party.

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7.2       The Trust may enter into other similar agreements for the provision of
          Shareholder support services with any other person or persons without the Participating Organization's consent.

7.3 Upon receiving the written consent of the Trust or its designee, the Participating Organization may, at its expense, subcontract with any entity or person concerning the provision of the services contemplated hereunder; provided, however, that the Participating Organization shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that the Participating Organization shall be responsible, to the extent provided in Article 5 hereof, for all acts of such subcontractor as if such acts were its own.

7.4 This Agreement supersedes any other agreement between the Trust and the Participating Organization relating to support services in connection with a Fund's Shares and relating to any other matters discussed herein. All covenants, agreements, representations, and warranties made herein shall be deemed to have been material and relied on by each party, notwithstanding any investigation made by either party or on behalf of either party, and shall survive the execution and delivery of this Agreement. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts which together shall constitute one instrument and shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Ohio and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

7.5 The Amended and Restated Declaration of Trust establishing the Trust, dated July 20, 1994 as amended and restated February 5, 1997, and all amendments thereto (the "Declaration"), is filed with the Office of the Secretary of the Commonwealth of Massachusetts and provides that the obligations of the Trust under this instrument are not binding upon any of the Trust's Trustees or shareholders individually, but bind only the estate of the Trust or its Funds, as applicable.


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     IN WITNESS  WHEREOF,  the parties hereto have caused this  instrument to be executed by their officers designated below.

VARIABLE INSURANCE FUNDS


By:____________________________

Title:_________________________

Date:__________________________

         The foregoing Agreement is hereby accepted:

[Name of Participating Organization]


By:____________________________

Title:_________________________

Date:__________________________



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                                                           Dated:  _______, 1997

                                   Schedule A
               to the Variable Contract Owner Servicing Agreement
                        between Variable Insurance Funds
                        and [Participating Organization]

NAME OF FUND                                    COMPENSATION*


Variable Insurance Allocated Balanced Fund
Variable Insurance Allocated Conservative Fund  Annual rate of up to twenty-five
Variable Insurance Allocated Growth Fund        one hundreds of one percent
Variable Insurance Allocated Aggressive Fund    (0.25%) of the average daily net
Variable Insurance Money Market Fund            assets of each Fund's Shares
BB&T Growth and Income Fund                     attributable to Customers of the
BB&T Capital Manager Fund                       Participating Organization.
AmSouth Regional Equity Fund
AmSouth Equity Income Fund

--------------------
*        All fees are computed daily and paid monthly.


VARIABLE INSURANCE FUNDS                      [PARTICIPATING ORGANIZATION]


By: __________________________                By: _____________________________
Title:________________________                Title:___________________________
Date:_________________________                Date:____________________________






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